UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

COX COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6590 (Commission File Number)	58-2112288 (I.R.S. Employer Identification Number)

1400 Lake Hearn Drive Atlanta, Georgia (Address of principal executive offices)	30319 (Zip Code)

(404) 843-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 WAIVER DATED AS OF NOVEMBER 3,2004
EX-99.2 JOINT PRESS RELEASE,DATED NOVEMBER 3,2004

Item 8.01. Other Events.

     As previously reported, on October 19, 2004, Cox Communications, Inc. (the “Company”) and Cox Enterprises, Inc. (“CEI”) entered into an Agreement and Plan of Merger, dated as of October 19, 2004 (the “Merger Agreement”), by and among CEI, Cox Holdings, Inc. (“Cox Holdings”), CEI-M Corporation, a wholly owned subsidiary of Cox Holdings (“Merger Sub”), and the Company, providing for a joint, cash tender offer (the “Offer”) to acquire all of the outstanding shares (the “Shares”) of Class A common stock, par value $1.00 per share (“Class A Stock”), of the Company not otherwise owned by Cox Holdings or Cox DNS, Inc., another wholly owned subsidiary of CEI, for $34.75 cash, net to the holders of the Shares, to be followed by a merger (the “Merger”) of Merger Sub with and into the Company, with the Company to continue as the surviving corporation. The Company’s Board of Directors unanimously approved the Merger Agreement based on a unanimous recommendation of the Special Committee of the board, which committee is comprised of independent directors.

     The purchase of Shares in the Offer is subject to the condition, not waivable by CEI, that the majority of the Shares not owned by CEI, Cox Holdings, Cox DNS or their respective affiliates or the directors and executive officers of the Company are validly tendered and not withdrawn before the expiration of the Offer. The purchase of the Shares in the Offer was also subject to the waivable condition that CEI shall have obtained funding under its new (or existing) credit facilities to purchase Shares tendered and not withdrawn pursuant to the Offer (the “CEI Financing Condition”). By a Waiver, dated November 3, 2004 (the “Waiver”), pursuant to Section 1.01(c) and Exhibit 1.01(c) of the Merger Agreement, CEI and Cox Holdings waived, for themselves and on behalf of the Company, the CEI Financing Condition. Except for the Waiver, the Merger Agreement remains in full force and effect in accordance with its terms.

     The Waiver is being filed as an exhibit to this report. The foregoing description of the Waiver and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Waiver and the Merger Agreement, which are included as exhibits hereto and incorporated herein by reference.

     On November 3, 2004, the Company and CEI issued a joint press release announcing the commencement of the Offer. The text of the press release, which is attached as Exhibit 99.2, is incorporated by reference.

     Statements in this document represent the intentions, plans, expectations and beliefs of CEI and the Company and involve risks and uncertainties that could cause actual events to differ materially from the events described in this document, including risks and uncertainties related to whether the conditions to the Offer will be satisfied, and if not, whether the Offer and the Merger will be completed, as well as changes in general economic conditions, stock market trading conditions, tax law requirements or government regulation, and changes in the broadband communications industry or the business or prospects of the Company. The Company cautions the reader that these factors, as well as other factors described or to be described in CEI’s or the Company’s SEC filings with respect to the Offer and the Merger, are among the factors that could cause actual events or results to differ materially from CEI’s or the Company’s current expectations described herein.

In connection with the proposed transaction, the Company has filed a joint Tender Offer Statement on Schedule TO and Offer to Purchase and related materials (with Cox Holdings and CEI) and a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Investors and security holders of the Company are advised to read the Schedule TO, the Offer to Purchase and Schedule 14D-9, and any other relevant documents filed with the SEC, because they contain important information regarding the Offer and the Merger. The Offer to Purchase and Schedule 14D-9 have been mailed to the Company’s stockholders. Investors and security holders may also obtain a free copy of the Schedule TO, Offer to Purchase and Schedule 14D-9 and other documents filed by the Company with the SEC at the SEC’s web site at http://www.sec.gov. Copies of the Company’s SEC filings are also available on the Company’s web site at http://www.cox.com under “Investor Center.” Free copies of the Schedule TO, Offer to Purchase and Schedule 14D-9 may also be obtained from the Company free of charge by directing a request to Cox Communications, Inc. 1400 Lake Hearn Drive, Atlanta, Georgia 30319, Attention: Investor Relations.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Cox Enterprises, Inc., Cox Holdings, Inc., CEI-M Corporation and Cox Communications, Inc., dated as of October 19, 2004 (incorporated by reference to Exhibit 2.1 to Cox Communications, Inc.’s current report on Form 8-K dated October 19, 2004 and filed October 25, 2004).

99.1	Waiver, dated as of November 3, 2004.

99.2	Joint Press Release, dated November 3, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 8, 2004

COX COMMUNICATIONS, INC.
By:	/s/ Jimmy W. Hayes
Jimmy W. Hayes
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Cox Enterprises, Inc., Cox Holdings, Inc., CEI-M Corporation and Cox Communications, Inc., dated as of October 19, 2004 (incorporated by reference to Exhibit 2.1 to Cox Communications, Inc.’s current report on Form 8-K dated October 19, 2004 and filed October 25, 2004).

99.1	Waiver, dated as of November 3, 2004.

99.2	Joint Press Release, dated November 3, 2004